As filed with the Securities and Exchange Commission on September 18, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


                                 COPYTELE, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    11-2622630
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    COPYTELE, INC. 2000 SHARE INCENTIVE PLAN

                              (Full Title of Plan)
                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)



                                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Each Class of Securities to be          Amount to be        Proposed Maximum       Proposed Maximum       Amount of
                   Registered                       Registered(1)       Offering Price Per     Aggregate Offering  Registration Fee
                                                                             Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          5,000,000 shares (3)          $0.32               $1,600,000           $147.20
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq SmallCap Market on September 16, 2002.
(3) Represents the registration of shares of Common Stock issuable under the CopyTele, Inc. 2000 Share Incentive Plan.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

         EXPLANATORY NOTE

         This Registration Statement registers 5,000,000 additional shares of common stock of CopyTele, Inc. (the "Company"), par value $.01 per share (the "Common Stock"), for issuance pursuant to the Company's 2000 Share Incentive Plan, as amended. The contents of the earlier Registration Statements on Form S-8 in respect of the Company's 2000 Share Incentive Plan, as filed with the Securities and Exchange Commission on January 9, 2001 (Registration No. 333-53416) and September 19, 2001 (Registration No. 333-69650), are hereby incorporated by reference.

         Item 3.  Incorporation of Documents By Reference.
         ------   ----------------------------------------

         The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

                  (1) the Company's Annual Report on Form 10-K, as amended, for the year ended October 31, 2001;

                  (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2002, April 30, 2002, and July 31, 2002;

                  (3) the Company's Current Report on Form 8-K dated June 12, 2002; and

                  (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         The Company's financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP ("Andersen"). On June 6, 2002, the Company dismissed Andersen as its principal public accountants. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

         Item 4.  Description of Securities.
         ------   -------------------------

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.
         ------   -------------------------------------

         Not applicable

         Item 6.  Indemnification of Directors and Officers.
         ------   -----------------------------------------

         Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

         Article XIII of the By-Laws of the Company contain provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Item 7.  Exemption from Registration Claimed.
         ------   -----------------------------------

         Not applicable.

         Item 8.  Exhibits.
         ------   --------

              Exhibit No.      Description

                  4(a)     -   Certificate of Incorporation of the
                               Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992
                               (incorporated by reference).

                  4(b)     -   By-Laws of the Company, as amended and restated,
                               filed as Exhibit 4(b) to the Company's
                               Registration Statement on Form S-8, Registration
                               No. 33-49402 (incorporated by reference).

                  4(c)     -   CopyTele, Inc. 2000 Share Incentive Plan (the
                               "Plan"), filed as Annex A to the Company's Proxy
                               Statement dated June 12, 2000 (incorporated by reference).

                  4(d)     -   Amendment No. 1 to the Plan, filed as Exhibit
                               10.1 to the Company's Quarterly Report on Form
                               10-Q for the quarter ended July 31, 2001
                               (incorporated by reference).

                  4(e)     -   Amendment No. 2 to the Plan (filed herewith).

                  5        -   Opinion and consent of Duane Morris LLP (filed
                               herewith).

                  23(a)    -   Consent of Duane Morris LLP  (included in Exhibit
                               5).

                  24       -   Powers of Attorney  (included on signature page).

         Item 9.  Undertakings.
         ------   ------------

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 18th day of September, 2002.

                       CopyTele, Inc.


                       By:  /s/ Denis A. Krusos
                            ---------------------
                            Denis A. Krusos
                            Chairman of the Board and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                                Date


/s/ Denis A. Krusos                       Chairman of the Board, Chief Executive Officer and   September 18, 2002
-------------------                       Director (Principal Executive Officer)
Denis A. Krusos


/s/ Frank J. DiSanto                      President and Director                               September 18, 2002
--------------------
Frank J. DiSanto


/s/ Henry P. Herms                        Vice President-Finance, Chief Financial Officer and  September 18, 2002
------------------                        Director (Principal Financial and Accounting
Henry P. Herms                            Officer)


/s/ Anthony Bowers                        Director                                             September 18, 2002
------------------
Anthony Bowers


/s/ George P. Larounis                    Director                                             September 18, 2002
----------------------
George P. Larounis


/s/ Lewis H. Titterton                    Director                                             September 18, 2002
----------------------
Lewis H. Titterton

                                  EXHIBIT INDEX


               Exhibit No.             Description
                  4(a)     -   Certificate of Incorporation of the
                               Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992
                               (incorporated by reference).

                  4(b)     -   By-Laws of the Company, as amended and restated,
                               filed asExhibit 4(b) to the Company's
                               Registration Statement on Form S-8, Registration
                               No. 33-49402 (incorporated by reference).

                  4(c)     -   CopyTele, Inc. 2000 Share Incentive Plan (the
                               "Plan"),  filed as Annex A to the Company's
                               Proxy Statement dated June 12, 2000
                               (incorporated by reference).

                  4(d)     -   Amendment No. 1 to the Plan,  filed as Exhibit
                               10.1 to the Company's Quarterly Report on Form
                               10-Q for the quarter ended July 31, 2001
                               (incorporated by reference).

                  4(e)     -   Amendment No. 2 to the Plan (filed herewith).

                  5        -   Opinion and consent of Duane Morris LLP (filed
                               herewith).

                  23(a)    -   Consent of Duane Morris LLP  (included in
                               Exhibit 5).

                  24       -   Powers of Attorney  (included on signature page).

                                                                   Exhibit 4(e)
                             AMENDMENT NO. 2 TO THE
                    COPYTELE, INC. 2000 SHARE INCENTIVE PLAN


By resolution of the Board of Directors of CopyTele, Inc. on July 16, 2002, the Board of Directors approved an amendment to the CopyTele, Inc. 2000 Share Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 10,000,000 to 15,000,000, subject to stockholders' approval at the 2002 Annual Meeting of Stockholders. The stockholders approved this amendment on September 12, 2002.

                                                                     Exhibit 5

                          [DUANE MORRIS LLP LETTERHEAD]



                               September 18, 2002



CopyTele, Inc.
900 Walt Whitman Road
Melville, New York  11747

Ladies and Gentlemen:

         We have acted as counsel to CopyTele, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof with respect to 5,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company being registered in connection with the CopyTele, Inc. 2000 Share Incentive Plan (the "Plan").

         As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that each authorized and unissued Share to be issued by the Company, when issued in accordance with the terms and conditions of the Plan, and assuming no changes in relevant law or facts, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and any amendment thereto and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ DUANE MORRIS LLP